As filed with the Securities and Exchange Commission on February 1, 2022

Registration No. 333-252441

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tiziana Life Sciences Ltd.
(Exact Name of registrant as Specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

Bermuda	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Clarendon House,

2 Church Street,

Hamilton HM 11,

Bermuda +44 (0) 20 7495 2379

(Address and telephone number of registrant’s principal executive offices)

Tiziana Therapeutics, Inc.

5 Penn Plaza, 19th Floor

Suite 1954

New York, NY 10001

+44 (0) 20 7495 2379
(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jeffrey J. Fessler, Esq.

Nazia Khan, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza, 39th Floor

New York, New York 10112

Tel: (212) 653-8700

Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus may be changed. We may not sell these securities until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 1, 2022

PROSPECTUS

$250,000,000

Common Shares

 Warrants
Units

We may offer, issue and sell from time to time up to $250,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our common shares, warrants to purchase common shares, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our common shares, warrants, and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Global Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our common shares are listed on The Nasdaq Global Market under the symbol “TLSA”. On January 31, 2022, the last reported price of our common shares on The Nasdaq Global Market was $0.83 per share.

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” in this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February              , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to an offering of our securities. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell our securities and it is not soliciting an offer to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Throughout this prospectus, unless otherwise designated, the terms “Tiziana,” “Tiziana Life Sciences Ltd.,” “the company,” “we,” “us” and “our” refer to Tiziana Life Sciences Ltd. and its wholly-owned subsidiaries, Tiziana Therapeutics, Inc., Tiziana Pharma Limited and Longevia Genomics S.r.l. References to “common shares”, “warrants” and “share capital” refer to the common shares, warrants and share capital, respectively, of Tiziana Life Sciences Ltd.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include, but are not limited to, an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002, as amended.

We may take advantage of these reduced reporting and other regulatory requirements until such time that we are no longer an emerging growth company. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus titled “About this Prospectus,” “Risk Factors,” and “Prospectus Summary.” All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products, are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “positioned,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in this prospectus, particularly in the section of this prospectus titled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law and regulation.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the securities that may be sold from time to time, and our financial statements and the notes thereto, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

We are a biotechnology company that is focused on the discovery and development of novel molecules to treat high unmet medical needs in oncology and immunology. Our mission is to design and deliver next generation therapeutics for oncology and immune diseases of high unmet medical need by combining deep understanding of disease biology with clinical development expertise. We have a drug discovery pipeline of small molecule new chemical entities, or NCEs, and biologics. We employ a lean and virtual research and development, or R&D, model using highly experienced teams of experts for each business function to maximize value accretion by focusing resources on the drug discovery and development processes.

Foralumab (TZLS-401)

Our lead product candidate in immunology is Foralumab (TZLS-401), which we believe is the only fully human anti-CD3 monoclonal antibody, or mAb, in clinical development. MAbs represent antibodies produced by single clones that recognize a single epitope on its target. They are an important class of human therapeutics for treating cancers and autoimmune diseases. We are developing Foralumab, for which we in-licensed the intellectual property from Novimmune, SA, a Swiss biotechnology company, or Novimmune, as a potential treatment for neurodegenerative diseases such as progressive Multiple Sclerosis, or MS, Type-1 Diabetes (T1D) and Crohn’s disease. As the only fully human engineered, non-Fc binding anti-CD3 mAb in clinical development. Foralumab has significant potential advantages in safety profile and reduced immunogenicity. We believe that oral or intranasal administration of Foralumab has the potential to reduce inflammation while minimizing the toxicity and related side effects.

To date, Foralumab has been studied in one Phase 1 and two Phase 2a clinical trials conducted by Novimmune in 68 patients dosed by the intravenous route of administration. In these trials, Foralumab treatment was well-tolerated and produced immunologic effects consistent with potential clinical benefit while demonstrating mild to moderate infusion related reactions. With completion of the intravenous dosing for Phase 2a trial in Crohn’s Disease, Foralumab’s ability to modulate T-cell response enables potential extension into a wide range of other autoimmune and inflammatory diseases, such as, , MS, T1D, inflammatory bowel disease (Crohn’s disease and ulcerative colitis), graft versus host disease, psoriasis and rheumatoid arthritis.

Our focus is to develop alternative routes of administration for clinical benefits. Foralumab is being developed for oral and nasal administration as a site targeted immunomodulatory agent, with therapeutic benefits of rendering T-cells unable to orchestrate an immune response and induction of immune tolerance via upregulation of Tregs and downregulation of cytotoxic T cells. Recently completed clinical studies in healthy volunteers and in COVID-19 patients further support this novel mechanism of action of Foralumab. In September 2021, we executed an agreement with Precision Biosciences to evaluate the potential use of Foralumab in conjunction with CAR-T to improve success and reduce recurrence rate of cancer as a relatively milder lymphodepleting agent. There is further potential for Foralumab to be combined with TZLS-501, our fully human anti-IL-6R mAb in development to target autoimmune and inflammatory diseases. In November 2016, we announced new data for oral efficacy in humanized mouse models with Foralumab, a major milestone and a potential breakthrough for the treatment of nonalcoholic steatohepatitis and autoimmune disease. This unique oral technology stimulates the natural gut immune system and potentially provides a therapeutic effect in inflammatory and autoimmune diseases with greatly reduced toxicity. Positive therapeutic effects with Foralumab were consistently demonstrated in animal studies conducted by Prof. Kevan Herold (Yale University) and Prof. Howard Weiner (Harvard University).

In April 2018, we entered into an exclusive license agreement with The Brigham and Women’s Hospital, Inc. relating to a novel formulation of Foralumab dosed in a medical device for nasal administration. An investigational new drug application, or IND, for the first-in-human evaluation of the nasal administration of Foralumab in healthy volunteers for progressive MS indication was filed in the second quarter of 2018. Subsequent to IND approval, a single-site, double-blind, placebo-controlled, dose-ranging Phase 1 trial with nasally administered Foralumab at 10, 50 and 250 µg per day, consecutively for 5 days to evaluate biomarkers of immunomodulation of clinical responses was initiated in November 2018. The trial was conducted at the Brigham and Women’s Hospital, Harvard Medical School, Boston, MA, in healthy volunteers in which 18 subjects received Foralumab treatment and 9 patients received placebo. The study was completed in September 2019, and data demonstrated that nasally administered Foralumab was well-tolerated and no drug-related safety issues were reported at any of the doses. No drug-related changes were observed in vital signs among subjects at predose during treatment and at discharge. Nasally administered Foralumab at the 50 µg dose suppressed cytotoxic CD8+ as well as perforin-secreting CD8+ cells, which have been implicated in neurodegeneration in MS. Treatment at 50 µg stimulated production of anti-inflammatory cytokine IL-10 and suppressed production of pro-inflammatory cytokine interferon-gamma (IFN-γ). Taken together, the treatment showed significant positive effects on the biomarkers for activation of mucosal immunity, which are capable of inducing site-targeted immunomodulation to elicit anti-inflammatory effects. We had a meeting with the Food and Drug Administration (FDA) to seek guidance for further clinical development of Foralumab. Per FDA guidance, we initiated a trial, in collaboration with BWH, Harvard University, with nasally administered Foralumab in a patient with secondary progressive multiple sclerosis (SPMS) to evaluate safety. The interim data after 3 months of dosing indicated that treatment was welltolerated and appeared to produce positive clinical response. The data was submitted to FDA to seek permission to enroll additional patients. FDA allowed enrollment of the second patient and also allowed the treatment with the first patient to continue. Our objective is to demonstrate safety of nasally administered Foralumab and seek permission from FDA to initiate a Phase 2 trial in progressive MS patients. We intend to have a meeting with FDA, after the 6 months of dosing in first patient and 12 weeks of completion of dosing in second patient, to seek guidance for further clinical development in SPMS.

An enteric-coated capsule formulation using a proprietary and novel technology has been developed for oral administration of Foralumab. cGMP manufacturing of clinical trial materials for a Phase 1 study has been completed and an IND was submitted in March 2019.

On September 9, 2019, the U.S. Food and Drug Administration, or FDA, granted approval to initiate the Phase 1 clinical trial to evaluate the safety and pharmacokinetics of oral Foralumab at 1.25, 2.5 and 5.0 mg/day as a single ascending dose study. The study was completed in December 2019 at the Brigham and Women’s Hospital. The core formulation technology is to encapsulate free flowing powder blends of fForalumab stabilized by lyophilization in enteric-coated capsules. The clinical data from this phase 1 trial indicated that the treatment was well-tolerated at all doses tested and there were no drug-related safety issues observed even at the highest dose of 5 mg in this trial. We have had meetings with FDA and submitted an IND seeking approval to initiate a Phase 1b safety study in mild-to-moderate Crohn’s Disease patients with orally administered Foralumab. This Phase 1b trial is anticipated to be completed in 4Q, 2022. Following completion of this trial demonstrating safety of patient, we intend to initiate a Phase 2 study in Crohn’s Disease patients.

In addition, on August 18, 2020 the United States Patent and Trademark Office, or USPTO, granted us a patent on use and methods of treatment of Crohn’s disease with Foralumab, its proprietary fully human monoclonal antibody, and all other anti-CD3 mAbs. The CD3 (cluster of differentiation 3) is a protein complex on T-cells, which is important for the regulation of the immune system. The patent was published by the USPTO on September 1, 2020 as Patent No. 10,759,858. Recently, we also announced the issuance of the first-ever patent on oral administration of anti-CD3 mAbs for treatment of human diseases (Patent No. 10,688,186). We believe the grant of this additional composition-of-matter and use patent further strengthens our intellectual property, consisting of proprietary technologies on oral and nasal administration of Foralumab and other anti-CD3 mAbs for the treatment of human diseases.

On July 16, 2020, we announced that we had submitted a patent application on the potential use of Foralumab, a fully human anti-CD3 mAbs, to improve success of chimeric antigen receptor T-cell, or CAR-T, therapy for cancer and other human diseases. The patent application conveys inventions related lymphodepletion to improving CAR-T expansion and/or survival using anti-CD-3 mAbs administered either alone or in combination with other co-stimulatory molecules, such as an anti-IL-6R mAb, an anti-CD28 mAb or specific inhibitors of signaling pathways of phosphatidylinositol 3-kinase (PI3K), protein kinase B (AKT), or mammalian target of rapamycin (mTOR).

On July 31, 2020, we announced that we had submitted a patent application for the potential use of nasally administered Foralumab, a fully human anti-CD3 mAb, for the treatment of COVID-19 either alone or in combination with other anti-viral drugs. Recent clinical studies implied that a combination of anti-inflammatory and anti-viral drugs may be more effective to treat patients at different stages of COVID-19 disease.

A collaborative clinical study was initiated on November 2, 2020, investigating nasally administered Foralumab either alone or in combination with orally administered dexamethasone in COVID-19 patients in Brazil. In view of the importance and urgency, scientific teams at the Harvard Medical School, Santa Casa de Misericórdia de Santos Hospital (Jabaquara, Santos, Brazil) and at our company closely collaborated to facilitate initiation of this study in expedited time frames. The clinical trial was coordinated by the team at INTRIALS, a leading, full-service Latin America Clinical Research Organization, (CRO) based in Sao Paulo City, Brazil. The trial was completed in January 2021, and the clinical outcome from this trial was announced in February2021. This trial, the first-ever trial on nasal administration of Foralumab for treatment of COVID-19, is of enormous significance because the underlying scientific approach is to modulate immune system, which is dysregulated and crippled to protect against the virus. If successful, we believe this approach could be good for treatment of all COVID-19 variants and other viruses. A manuscript describing these clinical findings was published as a full-length article in peer-reviewed Frontier in Immunology journal (Moreira et al., 2021, Front Immunol 12, 709861).

Additionally, we have initiated a program to evaluate the use of parenterally administered Foralumab to delay onset of T1D. We plan to file an IND in Q2 2022 followed by initiation of a Phase 1 study

TZLS-501

We are accelerating development of a fully human mAb targeting the IL-6R (TZLS-501) for which the intellectual property was licensed from Novimmune in 2017. This fully human mAb has a novel mechanism of action, binding to both the membrane-bound and soluble forms of the IL-6R as well as depleting circulating levels of the IL-6 in the blood. Excessive production of IL-6 is regarded as a key driver of acute inflammation resulting from infection with viral agents such as Coronaviruses and of chronic inflammation, associated with autoimmune diseases such as multiple myeloma, oncology indications and rheumatoid arthritis, and we believe that TZLS-501 may have potential therapeutic value for these indications.

In preclinical studies, TZLS-501 demonstrated the potential for overcoming the limitations of other IL-6 blocking pathway drugs. Compared to tocilizumab and sarilumab, while binding to the membrane-bound IL-6R complex, TZLS-501 has been observed to have a higher affinity for the soluble IL-6R from antibody binding studies conducted in cell culture. TZLS-501 also demonstrated the potential to block or reduce IL-6 signaling in mouse models of inflammation. The soluble form of IL-6 has been implicated to have a larger role in disease progression compared to the membrane-bound form (Kallen, K.J. (2002). “The role of trans-signaling via the agonistic soluble IL-6R in human diseases.” Biochimica et Biophysica Acta. 1592 (3): 323–343.)

In March 2020, we expedited development and cGMP manufacturing of TZLS-501 for treatment of patients infected with coronavirus COVID-19. TZLS-501 was to be administered using a proprietary inhalation formulation technology.

On August 24, 2020 we announced that the USPTO had granted a patent for methods and use of fully human mAb (TZLS-501) that recognizes both IL-6R and IL-6 receptor complex with IL-6 (IL-6R/IL-6) for prophylactic and therapeutic intervention for human diseases. We initially entered into a world-wide exclusive license from Novimmune in 2017. The license is currently maintained with Bristol Myers Squibb. The patent (No. 10,759,862) was published by the USPTO on September 1, 2020. The grant of this additional patent on TZLS-501 is of particular significance for the potential treatment of COVID-19 and other pulmonary diseases such as acute respiratory distress syndrome (ARDS).

We filed a patent on inhalation delivery of TZLS-501 using a hand-held nebulizer for direct delivery in lungs. It is expected that the direct delivery of TZLS-501 might rapidly deplete the excessive levels of IL-6 present in lungs to provide rapid relief. TZLS-501 is a novel anti-IL-6R mAb that also depletes circulating levels of IL-6 and its biochemical functions are not interfered by the excessive level of IL-6. Hence, we believe TZLS-501 is very well distinguished from Actemra® and Kevzara®. Currently, we are developing TZLS-501 for treatment of COVID-19. The underlying scientific approach is to deplete IL-6 and suppress the cytokine storm in lungs. This approach might be applicable for treatment of all variants of COVID-19.. We are also considering evaluation of inhaled TZLS-501 for treatment of pulmonary fibrosis, which is an unmet medical need. We have completed cGMP manufacturing and IND-enabling studies with this antibody and intends to initiate an initial Phase 1 clinical study shortly.

Milciclib (TZLS-201)

We are developing Milciclib, for which we in-licensed the intellectual property from Nerviano Medical Sciences S.r.l. in 2015, as a potential treatment for hepatocellular carcinoma, or HCC. A novel feature of Milciclib is its ability to reduce levels of microRNAs, miR-221 and miR-222. MicroRNAs are small RNA molecules that play a significant role in the regulation of gene expression. miR-221 and miR-222 are believed to be linked to the development of blood supply (angiogenesis) in cancer tumors. Levels of these microRNAs are consistently elevated in HCC patients and may contribute towards resistance to treatment with Sorafenib, a multikinase inhibitor (a drug which may inhibit the cellular division and proliferation associated with certain cancers) often prescribed to HCC patients as the Standard of Care.

To date, Milciclib has been studied in a total of eight completed Phase 1 and 2 clinical trials in 316 patients. In these trials, Milciclib was observed to be well-tolerated and showed initial signals of anti-tumor action. Prior to in-licensing, Milciclib was granted orphan designation by the European Commission and by the FDA for the treatment of malignant thymoma and an aggressive form of thymic carcinoma in patients previously treated with chemotherapy. In two Phase 2a trials, CDKO-125a-006 and CDKO125a-007, Milciclib showed signs of slowing disease progression and acceptable safety. We initiated a Phase 2a trial (CDKO-125a-010) of Milciclib safety and tolerability as a single therapy in sorafenib-intolerant patients with advance cases of HCC in the first half of 2017. Typically, this population of patients have an advanced form of the disease with poor prognosis and an average overall survival expectancy of three to five months. In May 2018, the Independent Data Monitor committee, or IDMC, completed an interim analysis of tolerability data from the first eleven treated patients and recommended expansion of the initial cohort to an additional 20 patients to complete the trial enrolment, which was completed in December 2018. In March 2019, the IDMC reviewed safety data from patients as of February 26, 2019 and concluded that the administration of Milciclib to patients with advanced HCC was not associated with unexpected signs or signals of toxicity. 28 out of 31 treated patients were evaluable, 14 completed the 6-month duration study. The most frequent adverse events such as diarrhea, ascites, nausea, fatigue, asthenia, fever, ataxia, headache, and rash were manageable. No drug-related deaths were recorded.

The Phase 2a trial was completed in June 2019 with clinical safety result reported in July 2019 and efficacy results reported in September 2019. The clinical activity assessment in evaluable patients was based on the independent radiological review using the modified Response Evaluation Criteria in Solid Tumors.

●	14 out of 28 (50%) evaluable patients completed six-month duration of the trial.

●	Both median TTP and PFS were 5.9 months (95% Confidence Interval (CI) 1.5-6.7 months) out of the 6-months duration of the trial.

●	16 of 28 (57.1%) evaluable patients showed ’Stable Disease.’

●	One patient (3.6%) showed unconfirmed ‘Partial Response.’

●	17 of 28 (60.7%) evaluable patients showed ‘Clinical Benefit Rate’ defined as CBR=CR+PR+SD (with CR representing Complete Remission).

Since overexpression of cyclin-dependent kinases, or CDKs, and dysregulation in pRB pathway (regulates transcription factors critical for cell cycle progression) are prominently associated with tumor cell resistance to certain chemotherapeutic drugs, inhibition of multiple CDKs is an appealing approach to improve clinical responses in cancer patient’s refractory to existing treatment options. A Phase 1 dose-escalation study of Milciclib in combination with gemcitabine in patients with refractory solid tumors exhibited clinical activity in patients, including those who were refractory to gemcitabine. The patients enrolled in this trial were resistant to all existing chemotherapies for cancer. The trial data showed that Milciclib in combination with gemcitabine provided 36% clinical response to these patients who had shown no response to gemcitabine when administered alone. These data suggest that Milciclib may be able to overcome drug-resistance. This novel attribute of Milciclib may have application as an adjuvant therapy in combination with chemotherapies for treatment of refractory, malignant and advanced cases of cancers. The data from this trial also showed that the combination treatment delayed onset in a patient with non-small cell lung carcinoma (NSCLC). The preclinical data from an animal study also suggest that orally administered Milciclib might also be effective in Kras+ (G12C) mutants of NSCLC cancer. These pre-clinical and clinical data strongly warranted further evaluation of the combination of milciclib + gemcitabine for treatment of NSCLC. We intend to initiate a Phase 2 trial shortly with the combination in NSCLC patients carrying pan-KRAS+ mutants.

On August 21, 2020 we announced that the USPTO had granted us a patent on use of Milciclib in combination with tyrosine kinase inhibitors, or TKIs, such as Sorafenib (Nexavar®), Regorafenib (Stivarga®) and Lenvatinib (Lenvima®) for the treatment of hepatocellular carcinoma, or HCC, and other cancers in humans. This patent was published by the USPTO on September 1, 2020 as Patent No. 10,758,541. Like most human cancers, HCC is a complex multi-factorial cancer with multiple underlying mechanisms causing enormous heterogeneity in patient populations. Consequently, patients with HCC often develop resistance towards the monotherapies of existing therapeutics. Thus, there is an urgent need for combination drug treatment approaches targeting different mechanisms to achieve better clinical outcomes.

Our Product Candidates

Our product candidate pipeline is set forth below:

Development Pipeline

Risks Associated with Our Business

Our business is subject to numerous risks. You should read these risks before you invest in our securities. In particular, our risks include, but are not limited to, the following:

●	We may fail to demonstrate the safety and therapeutic utility of our product candidates to the satisfaction of applicable regulatory authorities, which would prevent or delay regulatory approval and commercialization.

●	We depend on enrollment of patients in our clinical trials for our product candidates and may find it difficult to enroll patients in our clinical trials, which could delay or prevent us from proceeding with clinical trials of our product candidates and could materially adversely affect our research and development efforts and business, financial condition and results of operations.

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

●	We have incurred net losses in every year since our inception. We anticipate that we will continue to incur losses for the foreseeable future and may never achieve or maintain profitability.

●	We need substantial additional funding to complete the development of our product candidates, which may not be available on acceptable terms, if at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate certain of our product development, research operations or future commercialization efforts, if any.

●	We rely, and expect to continue to rely, on third parties to conduct our preclinical studies and clinical trials and for product manufacturing. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates.

●	Our rights to develop and commercialize our product candidates are subject to the terms and conditions of licenses granted to us by others. If we fail to comply with our obligations under our existing and any future intellectual property licenses with third parties, we could lose license rights that are important to the business.

●	If our competitors are able to obtain orphan drug exclusivity for products that constitute the same drug and treat the same indications as our product candidates, we may not be able to have competing products approved by applicable regulatory authorities for a significant period of time. In addition, even if we obtain orphan drug exclusivity for any of our products, such exclusivity may not protect us from competition.

●	Healthcare legislative reform measures may have a negative impact on our business and results of operations.

●	A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, may materially and adversely affect our business and operations.

●	We may re-incorporate in another jurisdiction, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

●	The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

●	As a foreign private issuer we are exempt from a number of rules under the U.S. securities laws as well as certain Nasdaq corporate governance rules applicable to U.S. listed companies and are permitted to file less information with the SEC than U.S. public companies.

●	Claims of U.S. civil liabilities may not be enforceable against us.

●	If we are a passive foreign investment company, there could be adverse U.S. federal income tax consequences to U.S. holders.

●	We may lose our foreign private issuer status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

Corporate Information

We were originally incorporated under the laws of England and Wales on February 11, 1998 with the goal of leveraging the expertise of our management team as well as Dr. Napoleone Ferrara, Dr. Arun Sanyal, Dr. Howard Weiner and Dr. Kevan Herold, and to acquire and exploit certain intellectual property in biotechnology. We subsequently changed our name to Tiziana Life Sciences plc in April 2014 as a result of the acquisition of Tiziana Pharma Limited in April 2014. On October 19, 2021, we became a Bermuda-incorporated company that is tax resident in England. Our new name is Tiziana Life Sciences Ltd.

Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and our telephone number is +44 (0) 20 7495 2379. Our website address is www.tizianalifesciences.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement. Our agent for service of process in the United States is Tiziana Therapeutics, Inc.

“Tiziana,” the Tiziana logo and other trademarks or service marks of Tiziana Life Sciences Ltd. appearing in this prospectus are the property of Tiziana or our subsidiaries. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM OF ASSOCIATION

Introduction

Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our memorandum of association, or Memorandum, and relevant provisions of the Bermuda Companies Act. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to our memorandum of association and applicable Bermuda law.

We were originally incorporated under the laws of England and Wales on February 11, 1998 under the name of Bigboom plc, with the goal of leveraging the expertise of our management team as well as Dr. Napoleone Ferrara, Dr. Arun Sanyal, Dr. Howard Weiner and Dr. Kevan Herold, and to acquire and exploit certain intellectual property in biotechnology. We subsequently changed our name to Tiziana Life Sciences plc in April 2014 as a result of the acquisition of Tiziana Pharma Limited in April 2014. On October 19, 2021, pursuant to a UK scheme of arrangement, a Bermuda-incorporated company that is tax resident in England acquired the business of Tiziana Life Sciences plc, in succession to us, and the holders of ordinary shares of Tiziana Life Sciences plc received new common shares of the Bermuda company in exchange for their ordinary shares of Tiziana Life Sciences plc. Our new name, operating as a Bermuda company, is Tiziana Life Sciences Ltd.

Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and our telephone number is +44 (0) 20 7495 2379. Our website address is www.tizianalifesciences.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this registration statement.

General

Our share capital comprises common shares of par value $0.001 each and preference shares of par value $0.001 each. Subject to a resolution of shareholders to the contrary and any special rights previously conferred on the holders of any existing shares or class of shares, the Board is authorized to issue any unissued shares on such terms and conditions as it may determine.

Share Capital

Voting Rights

Each holder of our common shares is entitled to one vote for each share on all matters submitted to a vote of the shareholders. Under our Bye-laws, at any general meeting held for the purpose of electing directors at which a quorum is present, the director nominees receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

Dividends

The Board may, subject to the our Bye-laws and in accordance with Section 54 of the Bermuda Companies Act, declare a dividend to be paid to the shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or in specie. Dividends unclaimed after seven years from the date when the respective dividend became payable shall, if the Board so resolves, be forfeited and cease to remain owing by us.

Liquidation

On winding-up the liquidator may with the authority of a resolution of the members, divide the whole or any part of our the assets among the shareholders, in whole or part, in specie or vest the whole or any part of the assets upon such trusts as the liquidator shall think fit.

Rights and Preferences

The rights, preferences and privileges of the holders of our common shares is subject to and may be adversely affected by the rights of the holders of shares of any series of preference shares that we may designate in the future.

Preferred Stock

Subject to our Bye-laws and Bermuda law, the Board has the power to issue any of our unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our common shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable, any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material U.K. and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, the securities may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and FINRA fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

U.S. Securities and Exchange Commission registration fee	$27,275
FINRA fee	38,000
Legal fees and expenses	30,000
Accounting fees and expenses	10,000
Other miscellaneous fees and expenses	2,225
Total	$107,500

LEGAL MATTERS

Certain legal matters with respect to Bermuda law with respect to the validity of the offered securities will be passed upon for the Company by Conyers Dill & Pearman Limited. Sheppard Mullin Richter & Hampton, LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The Form 20-F for the fiscal year ended 31 December 2020 which includes the consolidated financial statements of Tiziana Pharma Limited as of December 31, 2020 and 2019, and for each of the years then ended, together with the report of Mazars LLP, an independent registered public accounting firm has been incorporated by reference upon the authority of said firm as experts in accounting and auditing.  The registered business address of Mazars LLP is Tower Bridge House, St Katharine’s Way, London E1W 1DD.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated and currently existing under the laws of Bermuda. In addition, certain of our directors and officers reside outside the United States, and most of the assets of our non-U.S. subsidiaries are located outside the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws. In addition, uncertainty exists as to whether the courts of Bermuda would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Conyers Dill & Pearman Limited that there is currently no treaty between (i) the United States and (ii) Bermuda providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether predicated solely upon the United States securities laws, would not be automatically enforceable in Bermuda. We have also been advised by Conyers Dill & Pearman Limited that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that (1) the U.S. court had proper jurisdiction over the parties subject to the judgment; (2) the U.S. court did not contravene the rules of natural justice of Bermuda; (3) the U.S. judgment was not obtained by fraud; (4) the enforcement of the U.S. judgment would not be contrary to the public policy of Bermuda; (5) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; (6) there is due compliance with the correct procedures under the laws of Bermuda; and (7) the U.S. judgment is not inconsistent with any judgment of the courts of Bermuda in respect of the same matter

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in Bermuda judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in Bermuda.

If a Bermuda court gives judgment for the sum payable under a U.S. judgment, the Bermuda judgment will be enforceable by methods generally available for this purpose. These methods generally permit the Bermuda court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an Bermuda judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in Bermuda unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020;

●	our Reports on Form 6-K furnished to the SEC on January 4, 2021, January 13, 2021, January 20, 2021, January 27, 2021, February 2, 2021, February 3, 2021, February 5, 2021, (2), February 26, 2021, March 30, 2021 (2), April 13, 2021, May 5, 2021, May 21, 2021, May 25, 2021, May 26, 2021, June 17, 2021, June 21, 2021, June 23, 2021, June 25, 2021, July 2, 2021, July 8, 2021, August 17, 2021, August 20, 2021, September 2, 2021, September 24, 2021, September 27, 2021, October 19, 2021, October 21, 2021, January 10, 2022, January 13, 2022, January 20, 2022, and January 24, 2022;

●	our Current Report on Form 8-K filed with the SEC on October 21, 2021; and

●	the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on October 30, 2018, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Tiziana Life Sciences Ltd.

Clarendon House,

2 Church Street,

Hamilton HM 11,

Bermuda

+44 (0) 20 7495 2379

You may also access these documents on our website, www.tizianalifesciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Our Annual Report on Form 20-F for the year ending December 31, 2020 has been filed with the SEC. The company has also filed periodic reports with the SEC on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification Of Directors And Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Our bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we shall advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.

Reference is made to Item 10 of the Registrant’s undertakings with respect to liabilities arising under the Securities Act.

Item 9. Exhibits

See the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(a)

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes that:

i. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

ii. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1**	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association of Tiziana Life Sciences plc (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Form F-1 filed on August 23, 2018).
3.1(a)	Memorandum of Association of Tiziana Life Sciences Ltd., adopted as of October 20, 2021 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on October 21, 2021).
3.2	Amended and Restated Bye-laws of Tiziana Life Sciences Ltd., adopted as of October 20, 2021 (incorporated by reference to Exhibit 3.2 to Form 8-K filed on October 21, 2021).
4.1**	Form of Warrant Agreement.
4.2**	Form of Warrant
4.3**	Form of Unit Agreement (including form of Unit Certificate).
5.1	Opinion of Conyers Dill & Pearman Limited
23.1	Consent of Mazars LLP
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
24.1***	Power of Attorney (included on signature page to this registration statement)
FILING FEES	Calculation of the filing Fee Tables.

**	To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

***	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 1st day of February, 2022.

TIZIANA LIFE SCIENCES LTD

By:	/s/ Kunwar Shailubhai
Kunwar Shailubhai, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kunwar Shailubhai	Chief Executive Officer and Director	February 1, 2022
Kunwar Shailubhai	(Principal Executive Officer)

*	Finance Director	February 1, 2022
Keeren Shah	(Principal Financial Officer and Principal Accounting Officer)

*	Executive Chairman	February 1, 2022
Gabriele Cerrone

*	Director	February 1, 2022
Willy Simon

*	Director
John Brancaccio		February 1, 2022

Tiziana Therapeutics, Inc.

By:	/s/ Kunwar Shailubhai		Authorized U.S. Representative	February 1, 2022
	Name:	Kunwar Shailubhai
	Title:	Director

* By:	/s/ Kunwar Shailubhai_
Kunwar Shailubhai
Attorney-in-Fact